                                                                     Exhibit 5.1

            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

                                                   December 9, 2003

REV Holdings LLC
35 East 62nd Street
New York, NY 10021

         Re:      REV Holdings LLC - Registration Statement on Form S-4

Ladies and Gentlemen:

               We have acted as special counsel to REV Holdings LLC, a Delaware limited liability company (the "Company"), in connection with the offering of up to $80,502,000 aggregate principal amount of 13% Senior Secured Notes Due 2007
(the "New Notes") of the Company to be issued under an indenture (the
"Indenture") to be entered into between the Company and The Bank of New York, as trustee (the "Trustee"). The New Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") for a like principal amount of the Company's issued and outstanding 12% Senior Secured Notes Due 2004 (the "Old Notes").

               This opinion is being furnished in accordance with the
requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of
1933, as amended (the "Act").

               In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the
Registration Statement on Form S-4 (File No. 333-109811) relating to the New
Notes filed with the Securities and Exchange Commission (the "Commission") under the Act on October 17, 2003, Amendment No. 1 thereto filed with the Commission on November 24, 2003, and Amendment No. 2 thereto filed with the Commission on the date hereof (such Registration Statement, as so amended, the "Registration
Statement"); (ii) the form of the Indenture filed as an exhibit to the
Registration Statement; (iii) the Certificate of Formation of the Company, as
certified by the Secretary of State of the State of Delaware; (iv) the Amended
and Restated Limited Liability Company Agreement of the Company, as currently

REV Holdings LLC
December 9, 2003

in effect; (v) certain resolutions adopted by the Board of Managers of the
Company relating to the Exchange Offer, the issuance of the New Notes, the
Indenture and related matters; (vi) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; and (vii) the form of the New Notes and a specimen certificate thereof.

               We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

               In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

               Our opinion set forth herein is limited to the Delaware Limited
Liability Company Act and the laws of the State of New York which are normally applicable to transactions of the type contemplated by the Exchange Offer, the
Indenture and the New Notes and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as
"Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non opined on law on the opinions herein stated. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

               Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the New Notes (in the form examined by us) have been duly executed and authenticated in accordance with the

REV Holdings LLC
December 9, 2003

terms of the Indenture and have been delivered upon consummation of the Exchange
Offer against receipt of the Old Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the New Notes will constitute valid and binding obligations of the Company entitled to the benefits of the
Indenture and enforceable against the Company in accordance with their terms, except to the extent that the enforcement thereof may be limited by (A)
bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

               In rendering the opinions set forth above, we have assumed that the execution and delivery by the Company of the Indenture and the New Notes and
the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or its properties are subject, except that we do not make this assumption for those agreements and instruments which have been identified to us by the Company as being material to it and which are listed as exhibits to the Registration Statement.

               We hereby consent to the filing of this opinion with the
Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration
Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                               Very truly yours,

                                /s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP